                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report:                                             November 13, 1996



                         Providence Energy Corporation
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             (Exact name of registrant as specified in its charter)

Rhode Island                    0-9380              05-0389170
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(State of incorporation      (Commission          (IRS Employer
or organization)             File Number)       Identification No.)

100 Weybosset Street, Providence, Rhode Island                  02903
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number:         (401) 272-5040
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other events.
          ------------

     Attached to this report as Exhibit A is a copy of a release issued November 7, 1996 by the Registrant with respect to the matters referred to therein.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PROVIDENCE ENERGY CORPORATION



                            By: /s/ Gary S. Gillheeney
                               ----------------------------------------------
                               Senior Vice President, Chief Financial Officer and Treasurer, and Assistant Secretary

Date:  November 13, 1996
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CONTACT:
Linda S. Lennox
Director of Investor Relations
(401) 272-5040, Ext. 2469


FOR IMMEDIATE RELEASE



                     PROVIDENCE ENERGY CORPORATION TO LIST
                         ON THE NEW YORK STOCK EXCHANGE

PROVIDENCE, RI: NOVEMBER 7, 1996: Providence Energy Corporation (AMEX-PVY) announced today it has filed an application to list its common stock on the New York Stock Exchange (NYSE). Trading is expected to begin in early December under its current ticker symbol, PVY.

     James H. Dodge, Chairman, President and CEO stated, "We believe this is an appropriate time to move to the world's premier exchange. It provides investors more visibility to our strategy of becoming a total energy provider."

     Gary S. Gillheeney, Senior Vice President and Chief Financial Officer stated, "This listing will maximize exposure to all types of investors and should contribute to increased liquidity - two fundamental components in our program to increase shareholder value."

     Providence Energy Corporation is a diversified energy services company. The Corporation owns and operates two natural gas distribution companies, Providence Gas Company, Rhode Island's oldest and largest natural gas distribution company and North Attleboro Gas Company in nearby Massachusetts. The Corporation also owns Providence Energy Services, Inc., which markets natural gas and related services throughout New England. Providence Energy has paid dividends for 147 consecutive years, which is the longest paying dividend record among all natural gas distribution companies in the United States.